UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934
(Amendment No.     )
___________________________________________

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement
☒	Definitive Additional Materials

Ameren Illinois Company
(Name of Registrant as Specified In Its Charter)

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☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
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	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	1)	Amount previously paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing party:
	4)	Date Filed:

Important Notice Regarding the Availability of Materials

AMEREN ILLINOIS COMPANY
10 EXECUTIVE DRIVE
COLLINSVILLE, IL 62234

Meeting Information
Meeting Type:	Annual Meeting
For holders as of:	March 9, 2020
Date: May 7, 2020	Time: 10:00 a.m. CDT
Location: Meeting live via the Internet - please visit www.virtualshareholdermeeting.com/AEE2020.
The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet please visit www.virtualshareholdermeeting.com/AEE2020 and be sure to have the information that is printed in the box marked by the arrow ➔ XXXX XXXX XXXX XXXX (located on the following page).

You are receiving this communication because you hold securities in the company listed above. They have released informational materials that are now available for your review. This notice provides instructions on how to access AMEREN ILLINOIS COMPANY materials for informational purposes only. We are not asking you for a proxy and you are requested to not send us a proxy.

You may view the materials online at www.proxyvote.com and easily request a paper or e-mail copy (see reverse side).

See the reverse side for instructions on how to access materials.

— How to Access the Materials —

Materials Available to VIEW or RECEIVE:
ANNUAL REPORT INFORMATION STATEMENT
How to View Online:
Visit: www.proxyvote.com. Have the information that is printed in the box marked by the arrow above.

How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these materials, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
1) BY INTERNET:	www.proxyvote.com
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL*:	sendmaterial@proxyvote.com
* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow above in the subject line.
Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor.

THIS NOTICE WILL ENABLE YOU TO ACCESS
MATERIALS FOR INFORMATIONAL PURPOSES ONLY

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